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                                                                   Exhibit 10.12

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                            STOCK PURCHASE AGREEMENT

                                   Dated as of

                                  March 1, 1999

                                     between

                         PUERTO RICO TELEPHONE AUTHORITY

                                       and

                     TELECOMUNICACIONES DE PUERTO RICO, INC.

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                            STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT (the "Agreement") dated as of March 1, 1999, by and between Puerto Rico Telephone Authority (the "Authority" or "Seller"), a public corporation and government instrumentality of the Commonwealth of Puerto Rico ("Puerto Rico"), and Telecomunicaciones de Puerto Rico, Inc., a Puerto Rico corporation ("TELPRI" or "Buyer").

      WHEREAS, the Authority, Puerto Rico Telephone Company (the "Company"), GTE Holdings (Puerto Rico) LLC and GTE International Telecommunications Incorporated entered into an Amended and Restated Stock Purchase Agreement dated as of July 21, 1998 (as amended from time to time, the "Stock Purchase Agreement"), pursuant to which the Authority agreed to sell a majority interest in the Company;

      WHEREAS, in order to comply with requirements imposed by the Federal Communications Commission, and pursuant to authority granted under Act No. 54 of August 4, 1997 and Joint Resolution No. 209 of June 24, 1998 (collectively, the "Authorizing Legislation"), the Authority organized two Puerto Rico corporations, Puerto Rico Telephone Company, Inc. ("PRTC") and Celulares Telefonica, Inc. ("CTI"), and transferred all assets and liabilities of the Company relating to its wireless business to CTI and then merged the Company into PRTC;

      WHEREAS, pursuant to authority granted under the Authorizing Legislation, the Authority organized TELPRI for the purpose of transferring to TELPRI all of the shares of common stock, $0.01 par value per share, of PRTC (the "PRTC Shares") and all of the shares of common stock, $0.01 par value per share, of CTI (the

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"CTI Shares") in exchange for shares of common stock of TELPRI and a cash payment of $100,000; and

      WHEREAS, the Authority is the owner of 589,000 PRTC Shares, representing 100% of the issued and outstanding capital stock of PRTC, and 411,000 CTI Shares, representing 100% of the issued and outstanding capital stock of CTI (collectively, the "Shares").

      NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

      1.1 Purchase of Shares. The Authority hereby agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase, from the Authority, the Shares. In full consideration therefor, Buyer agrees to (i) issue 1,000,000 shares of its common stock (the "TELPRI Shares"), representing all of its issued and outstanding capital stock, and (ii) deliver such TELPRI shares to the Authority and pay the Authority $100,000 in cash or in immediately available funds by wire transfer to an account designated in writing by the Authority (together with the TELPRI Shares, the "Purchase Price").

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE AUTHORITY

      The Authority hereby represents and warrants to Buyer that:

      2.01 Existence and Power. The Authority is validly existing as a public corporation under the laws of Puerto Rico and has all requisite power, authority and legal right to conduct its affairs as currently conducted.

      2.02 Corporate Authorization.


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            (a) The execution, delivery and performance by the Authority of this
Agreement and the documents to be delivered in connection herewith are within the Authority's powers and have been duly authorized by the Governing Board of the Authority and, upon execution thereof, will be duly executed and delivered by the Authority.

            (b) This Agreement constitutes the valid and binding agreement of the Authority, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

      2.03 Capitalization. The Authority is currently the record and beneficial owner of all the issued and outstanding PRTC Shares and CTI Shares.

      2.04 No Broker. The Authority has not authorized any broker, dealer, agent or finder to act on its behalf nor does Seller have any knowledge of any broker, dealer, agent or finder purporting to act on its behalf with respect to this transaction.

      2.05 Title to Shares. Upon delivery of the Purchase Price to the Authority, in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid, and non-assessable and free of preemptive rights, and upon delivery of the Shares to Buyer, Buyer will acquire good and indefeasible title to the Shares, free and clear of any and all liens, claims or encumbrances of any kind, other than liens, claims or encumbrances created by or through the Authority.

                                   ARTICLE III


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                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to the Authority that:

      3.01 Existence and Power; Capitalization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Puerto Rico and has all requisite power, authority and legal right to conduct its affairs as currently conducted. Buyer's authorized capitalization consists of 10,000,000 shares of common stock, none of which are issued and outstanding.

      3.02 Corporate Authorization.

            (a) The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered in connection herewith are within Buyer's powers and have been duly authorized by the Board of Directors of Buyer and, upon execution thereof, will be duly executed and delivered by Buyer.

            (b) This Agreement constitutes the valid and binding agreement of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

      3.03 Investment Intent. Buyer understands that the Shares have not been registered under the Securities Act of 1933, as amended, or any other applicable state or federal securities law. Buyer is purchasing the Shares for investment, for its own account, and with no present intention of reselling, directly or indirectly participating in any distribution of or otherwise


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disposing of the Shares, except in compliance with applicable securities laws.

      3.04 No General Solicitation. The Shares were not offered to Buyer by means of general solicitations, publicly disseminated advertisements or sales literature.

      3.05 No Brokers. Buyer has not authorized any broker, dealer, agent or finder to act on its behalf nor does Buyer have any knowledge of any broker, dealer, agent or finder purporting to act on its behalf with respect to this transaction.

      3.06 Issuance of and Title to TELPRI Shares. Upon delivery of the Shares to Buyer, in accordance with the terms of this Agreement, Buyer shall issue and register in the name of the Authority one or more certificates evidencing the TELPRI Shares being issued in connection herewith. Upon issuance, the TELPRI Shares will be validly issued, fully paid, and non-assessable and free of preemptive rights, and upon delivery of the TELPRI Shares to the Authority, the Authority will acquire good and indefeasible title to the TELPRI Shares, free and clear of any and all liens, claims or encumbrances of any kind, other than liens, claims or encumbrances created by or through the Authority.

                                   ARTICLE IV

                                  CROSS-RECEIPT

      4.1 Receipt of Shares. By execution and delivery of this Agreement, Buyer hereby acknowledges the receipt of the Shares.

      4.2 Receipt of Purchase Price. By execution and delivery of this Agreement, the Authority hereby acknowledges receipt of the Purchase Price (including the TELPRI Shares).

                                    ARTICLE V

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION


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      5.1 Survival. The representations and warranties of the parties contained in this Agreement shall survive the execution and delivery of this Agreement.

      5.2 Indemnification by Buyer. Buyer shall indemnify and hold harmless the Authority from and against any and all claims, losses, liabilities and damages, including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable fees and disbursements of counsel, arising out of or resulting from the inaccuracy of any Buyer representation or warranty, or the breach by Buyer of any covenant or agreement, contained herein or in any instrument or certificate delivered pursuant hereto.

      5.3 Indemnification by the Authority. The Authority shall indemnify and hold harmless Buyer from and against any and all claims, losses, liabilities and damages, including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable fees and disbursements of counsel, arising out of or resulting from the inaccuracy of any representation or warranty by the Authority, or the breach by the Authority of any covenant or agreement, contained herein or in any instrument or certificate delivered pursuant hereto.

                                   ARTICLE VI

                                  MISCELLANEOUS

      6.1 Notices. All notices, requests and other communications to each party hereunder shall be in writing (including telecopy or similar writing, with confirmation of receipt) and shall be given:

            If to the Authority, to:

                  Puerto Rico Telephone Authority
                  c/o Government Development Bank
                    for Puerto Rico


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                  Minillas Government Center
                  San Juan, Puerto Rico 00940
                  Telephone: (787) 722-8460
                  Telecopy:  (787) 721-1443
                  Attention: President

            With a copy to

                  Pietrantoni, Mendez & Alvarez
                  Banco Popular Center
                  Suite 1901
                  209 Munoz Rivera Avenue
                  San Juan, Puerto Rico 00918
                  Telephone: (787) 274-4912
                  Telecopy:  (787) 274-1470
                  Attention: Manuel R. Pietrantoni

                  Akin, Gump, Strauss, Hauer & Feld L.L.P.
                  1333 New Hampshire Avenue, N.W.
                  Suite 400
                  Washington, D.C. 20036
                  Telephone: (202) 887-4000
                  Telecopy:  (202) 887-4288
                  Attention: Russell W. Parks, Jr.

            If to Buyer, to:

                  Telecomunicaciones de Puerto Rico, Inc.
                  1515 Franklin D. Roosevelt Avenue
                  12th Floor
                  Guaynabo, Puerto Rico  00968
                  Telephone: (787) 793-1818
                  Telecopy:  (787) 792-9830
                  Attention: President

            With a copy to:

                  GTE International Telecommunications Incorporated One Stamford Forum
                  Stamford, Connecticut  06901-3500
                  Telephone: (203) 965-2105
                  Telecopy:  (203) 965-2332
                  Attention: Marianne Drost

                  Curtis, Mallet-Prevost, Colt & Mosle
                  101 Park Avenue
                  New York, New York  10178-0061
                  Telephone: (212) 696-6000
                  Telecopy:  (212) 697-1559
                  Attention: Matias A. Vega


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      6.2 Amendment and Modification. This Agreement may be amended, modified, or supplemented only by written agreement of both of the parties hereto.

      6.3 Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement, or condition herein may be waived by the other party; provided, however, that any such waiver may be made only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 6.3, with appropriate notice in accordance with Section 6.1 of this Agreement.

      6.4 Expenses. All fees and expenses (including all fees of counsel and accountants) incurred by any party in connection with the negotiation, execution and consummation of this Agreement shall be borne by the party who incurred them.

      6.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of Puerto Rico without giving effect to principles of conflicts of laws.

      6.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.


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      6.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.

      6.8 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

      6.9 Severability. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or, unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.


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      IN WITNESS WHEREOF, the parties hereto here caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        PUERTO RICO TELEPHONE AUTHORITY

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        TELECOMUNICACIONES DE PUERTO
                                        RICO, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title: